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                       [FORM OF SUBSCRIPTION CERTIFICATE]
         THIS OFFER EXPIRES AT 5:00 PM. NEW YORK TIME ON JUNE 19, 2000*
                          THE SALOMON BROTHERS FUND INC
                      SUBSCRIPTION RIGHTS FOR CAPITAL STOCK
                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

         As the registered owner of this Subscription Certificate, you are entitled to exercise the rights issued to you as of May 22, 2000, the record date for the rights offering of the Salomon Brothers Fund Inc (the "Fund"), to subscribe for the number of shares of capital stock of the Fund shown on this Certificate pursuant to the primary subscription upon the terms and conditions and at the subscription price for each share of capital stock as specified in
the Fund's Prospectus dated         , 2000. The terms and conditions of the
rights offering set forth in the Prospectus are incorporated herein by reference. In accordance with the over-subscription privilege described in the Prospectus, you are entitled to subscribe for additional shares if shares remaining after exercise of rights pursuant to primary subscription are available and you have fully exercised you primary subscription rights. If there are not sufficient shares remaining to satisfy all over-subscriptions, the available shares will be allocated among you and the other shareholders who oversubscribe generally in proportion to the number of shares you own on the record date. As described in the Prospectus, the Fund may in its discretion issue up to an additional 25% of the shares available pursuant to the rights offering to satisfy over-subscriptions.

                               SAMPLE CALCULATION
--------------------------------------------------------------------------------

                      FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                        (one share for every ten Rights)

No. of whole shares
owned on the Record              100           DIVIDED BY 10 = 10  new shares
Date (100)  =         (no. of Rights issued)                   (ignore
                                                               fractions)
--------------------------------------------------------------------------------

                          METHOD OF EXERCISE OF RIGHTS

BY MAIL                                          BY HAND OR OVERNIGHT COURIER


Tender & Exchange Department                    Tender & Exchange Department
      P.O. Box 11248                                 101 Barclay Street
   Church Street Station                        Receive and Deliver Window
New York, New York 10286-1248                     New York, New York 10286



                      For Information Telephone:
                           (800) 507-9357


        In order to exercise your rights, you must present to The Bank of New York, prior to 5:00 p.m. on June 19, 2000 (the "Expiration Date")* either (1)
a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to The Salomon Brothers Fund Inc for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege
(if applicable) multiplied by the estimated subscription price of $        ,
or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to The Salomon Brothers Fund Inc for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if
applicable) multiplied by the estimated subscription price of $         .






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         If a Notice of Guaranteed Delivery is used, a properly completed
Subscription Certificate, together with payment in full, as described above, must be received by The Bank of New York by no later than June 26, 2000.* See
pages     and     of the Prospectus.

         No later than July 3, 2000, The Bank of New York will send you a confirmation (or, if you own your shares through Cede or any other depository or nominee, to Cede or such depository or nominee), showing (i) the number of shares acquired pursuant to the primary subscription, (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by you or any excess to be refunded to you. You will not receive any other evidence of title unless you have requested a stock certificate pursuant to this certificate (See Item C of Section 1 on reverse) Shares subscribed for pursuant to the primary subscription and over-subscription privilege will be evidenced by book-entry registration only. Any refund in connection with your subscription will be delivered as soon as practicable after June 19, 2000.*

     THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE. IF YOU DO NOT EXERCISE YOUR RIGHTS BEFORE THE CONCLUSION OF THE OFFER, YOUR RIGHTS WILL EXPIRE
                                 WITHOUT VALUE.

                                       THE SALOMON BROTHERS FUND INC

                                       By:
                                          --------------------------
                                       Name:
                                       Title:

---------------------------------------
* Unless the rights offering is extended.







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                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY


SECTION 1: DETAILS OF SUBSCRIPTION

A.  Primary Subscription             [div] 10 =                X        $             = $
                         --------------        -------------            ------------    ------------
                         (Rights              (Full Shares             (Subscription    (Amount
                         Exercised)           of Capital               Price**)         Required)
                                              Stock Requested)


B.  Over-Subscription                          X  $                       = $
    Privilege*           --------------------      ----------------------    ------------------
                         (Full Shares of           (Subscription Price**)    (Amount Required)
                         Capital Stock
                         Requested)

Amount of Check or Money Order Enclosed (Total of A+B) = $
                                                          -------------
---------------
* YOU CAN ONLY OVER-SUBSCRIBE IF YOU HAVE FULLY EXERCISED YOUR PRIMARY SUBSCRIPTION RIGHTS.

** NOTE: $          per share is an estimated price only. The final subscription price will be determined on June 19, 2000, the pricing date (which is also the date when your rights will expire), and could be higher or lower depending on changes in the net asset value and share price of the capital stock.

     C. I wish to receive stock certificates for the shares I have applied for. [ ] (Please check if yes)

SECTION 2:  TO SUBSCRIBE:

     I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS FOR THE RIGHTS OFFERING, AND I HEREBY IRREVOCABLY SUBSCRIBE FOR THE NUMBER OF NEW SHARES INDICATED ABOVE ON THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS.

     I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE
IS IN EXCESS OF THE $       ESTIMATED SUBSCRIPTION PRICE PER SHARE.

     I HEREBY AGREE THAT IF I FAIL TO PAY IN FULL FOR THE SHARES FOR WHICH I HAVE SUBSCRIBED, THE FUND MAY EXERCISE ANY OF THE REMEDIES PROVIDED FOR IN THE PROSPECTUS.

Signature of Subscriber(s)
                          ------------------------------
Please give your telephone # (    )
                                   -------------------------

    If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.






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SECTION 3:  DESIGNATION OF BROKER-DEALER:

     The following broker-dealer is hereby designated as having been instrumental in the exercise of the Subscription Rights:

FIRM:                                  REPRESENTATIVE
     --------------------------------                --------------------------
NAME:                                  REPRESENTATIVE NUMBER:[ ]
     --------------------------------